Exhibit 99.1

TScan Therapeutics Reports Second Quarter 2021 Financial Results and Highlights Recent Company Progress

Debuted as Publicly Traded Company and Raised $100 Million in Gross Proceeds to Fund Liquid and Solid Tumor Programs

IND Submissions Expected in Fourth Quarter 2021 for Lead Liquid Tumor TCR-T Therapy Candidates, TSC-100 and TSC-101

WALTHAM, Mass., August 19, 2021 -- TScan Therapeutics, Inc. (Nasdaq: TCRX) (TScan or the Company), a biopharmaceutical company focused on the development of T-cell receptor (TCR) engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today reported financial results for the quarter ended June 30, 2021, highlighted recent program progress, and outlined key upcoming milestones.

“TScan achieved significant milestones this quarter, including the completion of our IPO that provided additional capital to execute on our long-term goals of advancing transformational TCR-T therapies for patients,” said David Southwell, Chief Executive Officer and President at TScan. “We are on track in advancing our early-stage pipeline of liquid and solid tumor TCR-T therapy candidates to the clinic. Specifically, we plan to complete IND-enabling studies for our lead liquid tumor candidates, TSC-100 and TSC-101, and submit IND applications to the FDA during the fourth quarter.  Additionally, we continue to progress our solid tumor program with the ongoing discovery of novel shared T cell targets and are advancing our TSC-200 series candidates against four targets with a goal to treat patients with multiplexed therapy.”

Second Quarter 2021 and Recent Business Highlights

Financial and Corporate

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In July 2021, TScan completed its initial public offering (IPO), raising $100 million in aggregate gross proceeds, before deducting underwriting discounts and commissions and offering expenses, and began trading on The Nasdaq Global Market. The IPO followed the closing of a Series C preferred stock financing of $100 million in gross proceeds in January 2021.

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In July 2021, Gavin MacBeath, Ph.D., TScan’s Chief Scientific Officer, presented findings from TScan’s work to discover the targets of T cells in recovering COVID-19 patients at the Cell-Mediated Therapies for Infectious Disease Summit. The presentation also featured in vitro data comparing several polyepitope T-cell vaccine candidates based on the Company’s novel T cell target discoveries.

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In May 2021, TScan appointed Brian M. Silver as Chief Financial Officer, and Gabriela Gruia M.D., to its Board of Directors.  Mr. Silver brings more than 25 years of diverse strategic and financial experience within the healthcare and investment banking sectors to TScan, including as a managing director in the healthcare group of Morgan Stanley, as a partner at Perella Weinberg Partners, and his most recent role as Chief Financial Officer at Freeline Therapeutics. Dr. Gruia is a seasoned oncology drug development executive with more than 25 years of global regulatory and research experience, including her prior role as Senior Vice President and Head of Regulatory Affairs for Novartis Oncology. TScan also named Timothy Barberich, the founder and former Chair and Chief Executive Officer of Sepracor Inc., as Chair of TScan’s Board of Directors.

Upcoming Expected Milestones and Key Priorities

Liquid Tumor Programs: TScan’s two lead liquid tumor TCR-T therapy candidates, TSC-100 and TSC-101, are designed to target HA-1 and HA-2, respectively, and treat patients with hematological malignancies who are undergoing allogenic hematopoietic stem cell transplantation.

•	Present additional preclinical data of TSC-100 and TSC-101 during the fourth quarter of 2021.

•	Complete Investigational New Drug (IND)-enabling studies and submit IND applications to the U.S. Food and Drug Administration (FDA) for TSC-100 and TSC-101 during the fourth quarter 2021.

•	Initiate clinical trials for TSC-100 and TSC-101 in the first half of 2022 with initial top-line data expected in the second half of 2022.

Solid Tumor Programs: TScan’s TSC-200 series of TCR-T therapy candidates include a combination of known targets, such as HPV16 for TSC-200 and PRAME for TSC-203, as well as targets that are novel antigens for TCR-T therapy, such as for TSC-201 and TSC-202.

•	Present additional preclinical data of TSC-200 series during the first half of 2022.

•	Complete three IND-enabling studies for TSC-200 series and submit subsequent IND applications to FDA during the second half of 2022. A fourth IND is also planned for the first half of 2023.

Infectious Disease Program

•	Continue research into potential second generation COVID-19 vaccine constructs utilizing TScan’s novel T cell target discoveries.

Second Quarter 2021 Financial Results

As of June 30, 2021, the Company had cash and cash equivalents totaling $106.2 million, which excludes gross proceeds of $100 million from the IPO. Based on the Company’s current operating plan, TScan expects that cash and cash equivalents as of June 30, 2021, combined with the proceeds from the IPO, will enable it to fund its operating expenses into 2024.

Research and development expenses for the second quarter 2021 were $10.8 million, compared to $4.5 million for the second quarter 2020.

General and administrative expenses for the second quarter 2021 were $2.7 million, compared to $1.1 million for the second quarter 2020.

Net loss for the second quarter 2021 was $10.7 million or $7.69 per common share compared to a net loss of $5.6 million or $6.18 per common share for the second quarter 2020.  Net loss per share was calculated using 1.3 million weighted average common shares and 0.9 million weighted average common shares outstanding for the second quarter of 2021 and 2020, respectively, both of which periods exclude the conversion of preferred shares and the issuance of new shares of common stock in the IPO.

On July 20, 2021, the Company issued 6,666,667 shares of common stock in the IPO, raising gross proceeds of $100 million, and bringing the total shares outstanding to 23,965,724, which consists of 18,822,590 shares of voting common stock and 5,143,134 shares of non-voting common stock.

About TScan Therapeutics, Inc.

TScan is a biopharmaceutical company focused on the development of T-cell receptor (TCR) engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The company’s lead liquid tumor TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual leukemia and prevent relapse after hematopoietic stem cell transplantation. The company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding possible or assumed future results of operations of TScan Therapeutics, Inc., expenses and financing needs, business strategies and plans, research and development plans or expectations, the structure, timing and success of the Company’s planned preclinical development and clinical trials, expected milestones, market sizing, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in TScan's forward-looking statements include, among others, the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; the timing of the initiation, progress and expected results of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and the effect of the COVID-19 pandemic, including mitigation efforts and political, economic, legal and social effects, on any of the foregoing or other aspects of TScan’s business or operations; and other factors that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of TScan's Final Prospectus for its initial public offering, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. Additional factors may be described in those sections of TScan's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, expected to be filed with the SEC in the third quarter of 2021.

In addition to the risks described above and in TScan's other filings with the SEC, other unknown or unpredictable factors also could affect TScan's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and TScan undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media Contact:
David Rosen
Argot Partners
212-600-1902
david.rosen@argotpartners.com

Investor Contact:
Sherri Spear
Argot Partners
212-600-1902
sherri@argotpartners.com

TScan Therapeutics, Inc. and subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$106,197	$34,791
Other assets	23,810	14,947
Total assets	$130,007	$49,738
Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Total liabilities	$30,626	$32,519
Convertible preferred stock	159,411	59,681
Total stockholders' deficit	(60,030)	(42,462)
Total liabilities, convertible preferred stock and stockholders' deficit	$130,007	$49,738
TScan Therapeutics, Inc. and subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Collaboration and license revenue	$2,848	$-	$4,875	$-
Operating expenses:
Research and development	10,801	4,502	18,140	$8,800
General and administrative	2,726	1,114	5,332	$2,452
Total operating expenses	13,527	5,616	23,472	11,252
Loss from operations	(10,679)	(5,616)	(18,597)	(11,252)
Other income:
Interest income	5	3	11	102
Net loss	$(10,674)	$(5,613)	$(18,586)	$(11,150)
Net loss per share, basic and diluted	$(7.69)	$(6.18)	$(14.25)	$(13.23)
Weighted average common shares outstanding—basic and diluted	1,387,973	908,564	1,303,899	842,643